Exhibit 10.2

WARRANT AMENDMENT

This WARRANT AMENDMENT (this “Amendment”) is dated as of January 22, 2010 by and among China Integrated Energy, Inc., a Delaware corporation (the “Company”), and the investors signatory hereto (each an “Investor”, collectively, the “Investors”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Securities Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement  (the “Securities Purchase Agreement”), dated as of October 23, 2007 (the “Closing Date”), pursuant to which the Company conducted a private offering solely to accredited investors pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Act”), of its series A preferred stock and warrants; and

WHEREAS, pursuant to Section 4(f) of the Series A-2 Warrant to Purchase Shares of Common Stock of the Company which were delivered to the Investors pursuant to the Securities Purchase Agreement (the “Warrant”), the investors had certain weighted average anti-dilution protection in the event the Company issues any additional shares of Common Stock or Common Stock Equivalents (as defined in the Warrant) at a price per share less than the Warrant Price then in effect; and

WHEREAS, the Company has requested that the Investors amend the Warrant to delete Sections (d) and (e), which are no longer applicable, and Sections 4(f) and (g) thereof; and agree that in lieu of such provisions the holders of the Warrant shall have a right to pre-approve any Additional Issuance at a price less than the Warrant Price then in effect, and give retroactive effect to such amendments; and

WHEREAS, pursuant to Section 11 of the Warrant, no provision of the Warrant may be amended without the written consent of the Company, the Initial Holders (as defined in the Warrant) and the Holders of more than 25% of the Warrant; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendment. Pursuant to Section 11 of the Warrant, the parties hereto hereby amend the Warrant, as of the date hereof, by:

(a) deleting Sections 4(d), (e) and (g);

(b) deleting the text of Section 4(f) and replacing it with the following:

“Issuance of Additional Shares of Common Stock and Common Stock Equivalents.
Until October 23, 2011, the Issuer shall not issue any Additional Shares of Common Stock or, Common Stock Equivalents (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, without the prior written consent of the Initial Holders, assuming the Initial Holders still own all or part of this Warrant, and if not, then the Holders of twenty-five percent (25%) of the Warrant.”

2.           Effective Time.  The parties hereto agree that this Amendment shall be retroactive from and including, January 1, 2009.

Exhibit 10.2

3.           Effect on Transaction Documents.  Except as set forth above the Transaction Documents and any other documents related thereto, shall remain in full force and effect and are hereby ratified and confirmed.

4.           Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

5.           Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

6.           Severability. If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment or the validity or enforceability of this Amendment in any other jurisdiction.

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[SIGNATURE PAGES OF COMPANY TO FOLLOW]

Exhibit 10.2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

CHINA INTEGRATED ENERGY, INC.

By:	/s/ Gao Xincheng
Name:	Gao Xincheng
Title:	Chief Executive Officer

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[SIGNATURE PAGES OF INVESTORS TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

VISION OPPORTUNITY MASTER FUND LTD.

By:	/s/ Adam Benowitz
Name:	Adam Benowitz
Title:	Authorized Signatory

Investors’ Signature Pages